UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 1, 2001


                         Commission File Number 1-14323




                        ENTERPRISE PRODUCTS PARTNERS L.P.
             (Exact name of registrant as specified in its charter)




               DELAWARE                                  76-0568219
   (State or other jurisdiction of              (I.R.S. Employer Identification
    incorporation or organization)                        Number)



               2727 North Loop West
                  Houston, Texas                         77008
          (Address of principal executive              (Zip Code)
                     offices)



                                 (713) 880-6500
              (Registrant's telephone number, including area code)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 2, 2001, the Company announced that its 99% owned operating subsidiary, Enterprise Products Operating L.P. (the "Operating Partnership"), had completed the purchase of Acadian Gas, LLC ("Acadian") from Coral Energy, LLC ("Coral"), an affiliate of Shell Oil Company, for $226 million in cash, inclusive of working capital. The effective date of the transaction was April 1, 2001. Coral owns approximately 21% of the Company (in addition to a 30% ownership interest in Enterprise Products GP, LLC, the 1% General Partner of the Company and the 1.0101% General Partner of the Operating Partnership). Three of the ten current directors of the General Partner are nominees of Coral: J. R. Eagan, J. A. Berget and Curtis R. Frasier. The purchase price is based on an arm's length transaction between the Operating Partnership and Coral with financing being provided by proceeds from the Operating Partnership's $450 million public debt offering completed in January 2001 (details of which are filed as part of the Company's Form 8-K dated January 24, 2001).

         The acquisition of Acadian integrates natural gas pipeline systems in South Louisiana with the Operating Partnership's Gulf Coast natural gas processing and natural gas liquid ("NGL") fractionation, pipeline and storage system. Acadian's assets are comprised of the 438-mile Acadian, 577-mile Cypress and 27-mile Evangeline natural gas pipeline systems, which together have over one billion cubic feet ("Bcf") per day of capacity. These natural gas pipeline systems are wholly-owned with the exception of the Evangeline system in which Acadian holds an approximate 49.5% economic interest. The system includes a leased natural gas storage facility at Napoleonville, Louisiana.

         Acadian used this system to link natural gas supplies from onshore and offshore Gulf of Mexico developments (encompassing offshore pipelines, continental shelf and deepwater production) with local gas distribution companies, electric generation and industrial customers, including those in the Baton Rouge-New Orleans-Mississippi River corridor. In addition, the systems have interconnects with twelve interstate pipelines and four intrastate pipelines and a bi-directional interconnect with the largest U.S. natural gas marketplace at Henry Hub. The Operating Partnership intends to continue such use of this system.

         A copy of the Company's press release announcing the completion of this transaction is attached hereto as an exhibit.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired.

              Not applicable.

(b)      Pro forma financial information.

              Not applicable.

(c)      Exhibits.

2.1 Purchase and Sale Agreement by and between Coral Energy, LLC and Enterprise Products Operating L.P., dated as of September 22, 2000 (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed on September 26,
     2000).

99.1 Press Release dated April 2, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ENTERPRISE PRODUCTS PARTNERS L.P.

                                            By:  Enterprise Products GP, LLC,
                                                 its general partner




Date:  April 4, 2001                        By:  /s/ Michael J. Knesek
                                                 Michael J. Knesek
                                                 Vice President, Controller, and
                                                 Principal Accounting Officer of
                                                 Enterprise Products GP, LLC




                                  EXHIBIT INDEX


EXHIBIT
NUMBER                         EXHIBIT DESCRIPTION

2.1 Purchase and Sale Agreement by and between Coral Energy, LLC and Enterprise Products Operating L.P., dated as of September 22, 2000 (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed on September 26, 2000).

99.1     Press Release dated April 4, 2001.

                                                                    EXHIBIT 99.1

              Enterprise Completes Acquisition of Acadian Gas LLC;

               Anticipates Distribution Increase in Second Quarter



         HOUSTON--(BUSINESS WIRE)--April 2, 2001--Enterprise Products Partners L.P. (NYSE:EPD) today announced that its operating partnership has completed its acquisition of Acadian Gas LLC from Shell US Gas and Power LLC, an affiliate of Shell Oil Company. The effective date of the transaction was April 1, 2001.

         Acadian Gas is a Louisiana intrastate natural gas pipeline company comprised of the Acadian, Cypress and Evangeline pipeline systems, which together include over 1,000 miles of pipeline and have over one billion cubic feet ("Bcf") per day of capacity. The system includes a leased natural gas storage facility with 3.4 Bcf of capacity.

         These systems link growing supplies of natural gas from onshore developments and, through connections with offshore pipelines, Gulf of Mexico production to local gas distribution companies, electric generation and industrial customers, including those in the Baton Rouge-New Orleans-Mississippi River corridor. In addition, these pipelines have interconnects with 12 interstate pipelines and four intrastate pipelines and a bi-directional interconnect with the largest U.S. natural gas marketplace at the Henry Hub.

         "With the completion of this acquisition and our recent purchase of interests in natural gas pipelines in the central Gulf of Mexico, Enterprise has quickly established an attractive natural gas pipeline business. We believe these assets have outstanding growth potential from increased production from deepwater developments in the Gulf and demand growth from power generators and industrial customers on the Louisiana Gulf Coast," stated O.S. "Dub" Andras, president and chief executive officer of Enterprise.

         "We have invested over $500 million in pipeline assets in the past year. These assets will significantly increase the amount of our cash flow generated from fee-based businesses. As a result, our management will be recommending that our board of directors increase the partnership's annual cash distribution rate by $0.15 per unit, effective with the distribution of cash attributable to the second quarter which is paid in August. This would be our fourth distribution increase since December 1999. During this period, we would have increased our cash distribution rate by over 30 percent," continued Andras.

         "In reviewing the first quarter, our integrated system of assets and conservative cash distribution policy served us well. The unprecedented level of natural gas prices during the quarter significantly reduced the economics and margins associated with our natural gas processing activities. While this will most likely result in our book earnings for the first quarter being less than the consensus estimate of security analysts, we believe our cash flow for the quarter will be more than the amount required to pay our current quarterly cash distribution rate of $0.55 per unit. Pricing conditions have improved as we begin the second quarter," stated Andras.

         Enterprise Products Partners L.P. is the second largest publicly traded, midstream energy partnership with an enterprise value of approximately $3.6 billion. Enterprise is a leading provider of midstream energy services to producers and consumers of natural gas and natural gas liquids ("NGLs"). The company's services include natural gas transportation, processing and storage and NGL fractionation (or separation), transportation, storage and import/export terminalling. The company's assets are geographically focused on the United States' Gulf Coast, which accounts for approximately 55 percent of both domestic natural gas and NGL production and 75 percent of domestic NGL demand.

         This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 based on the beliefs of the company, as well as assumptions made by, and information currently available to, management. Although Enterprise believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.